EXHIBIT 10.12

                      THE COCA-COLA COMPANY
                   DEFERRED COMPENSATION PLAN
                   FOR NON-EMPLOYEE DIRECTORS


     1. PURPOSE. The purpose of The Coca-Cola Company Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide non-employee Directors of The Coca-Cola Company (the "Company") with an opportunity to defer certain compensation as a Director. This Plan replaces the Plan adopted on December 7, 1983 as amended and restated (the "Prior Plan"). All deferrals made pursuant to the Prior Plan shall remain in effect according to their terms unless changed pursuant to Section 8 below.

     2. EFFECTIVE DATE. The Plan shall become effective upon approval by the Board of Directors of the Company.

     3. ELIGIBILITY. Any Director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company is eligible to participate in the Plan.

     4.   ELECTION TO DEFER COMPENSATION.

          a. TIME OF ELIGIBILITY. An election to defer compensation shall be made by a nominee for election as a Director who is not then serving as a Director prior to the time of election to the Board for the relevant elected term and prior to the right to receive any compensation with respect to such term. A Director who has not previously elected to defer receipt of compensation or who has subsequently discontinued such election may elect to defer compensation by giving notice prior to November 1 of each year, but any such election shall only be effective for compensation payable during the calendar year following such notice and thereafter. An election shall continue in effect until the end of the participant's service as a Director or until the end of the calendar year during which the Director gives the Company written notice of the discontinuance of the election, whichever shall occur first. Such a notice of discontinuance shall operate prospectively from the first day of the calendar year following the giving of notice referred to in the preceding sentence, and compensation payable during any subsequent calendar year shall not be deferred, but compensation theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which it was withheld.

          b. AMOUNT OF DEFERRAL. A participant may only elect to defer receipt of all or a specified portion of the annual retainer fee receivable by such Director for service as a Director of the Company, but not any other compensation or expense reimbursement.

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          c.   MANNER OF ELECTING DEFERRAL.  A participant shall
elect to defer compensation by giving written notice to the Company in the form attached hereto as Exhibit A. Such notice shall include:

          (i) the percentage or amount of compensation to be deferred;

          (ii) whether the deferral will be into the "Cash Fund" or "Share Units"; and

          (iii) an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the deferred compensation, such lump-sum payment or the first installment payment occurring on the later of January 15 of the year following the year in which service as a Director terminates or six months from the date on which service as a Director terminates.

     5. DEFERRED COMPENSATION ACCOUNT. The Company shall establish a deferred compensation account (the "Account") for each participant.

     (i) For amounts deferred to the Cash Fund, the Account will be credited

          (a) at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer, and

          (b) at the end of each calendar year or initial or terminal portion of a year, with deemed interest, at an annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant year or portion thereof (the "Interest Equivalents"), upon the average daily balance in the Account during such year or portion thereof.

     (ii) For amounts deferred to Share Units, the Account will be credited

          (a) at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer. Such amount shall be converted on such date to a number of Share Units equal to the number of shares which theoretically could have been purchased on such date with such amount, using the average share price on the New York Stock Exchange on such date, or if such date is not a trading day, on the next trading day;

          (b) on each date on which a dividend is paid on the common shares of The Coca-Cola Company, with the number of Share Units theoretically which

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     could have been purchased with the amount of dividends
     payable on the number of shares equal to the number of Share Units in the participant's Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in 5(ii)(a) above; and

          (c) on the date of any stock split or stock dividend, with the number of Share Units necessary for an equitable adjustment.

     6. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant's Account shall consist of the compensation deferred in accordance with paragraph 4(c) above and the Interest Equivalents in the case of the Cash Fund and the Share Units described in paragraph 5 above. All credits to an Account shall be credited with Interest Equivalents or additional Share Units in relation to the period from the date credited to the date of payment to a participant or to his or her estate. As promptly as practicable following the close of each calendar year a statement will be sent to each participant as to the balance in the participant's Account as of the end of such year.

     7. PAYMENT OF DEFERRED COMPENSATION. No payment may be made from a participant's Account except as follows:

          a. The balance in a participant's Account in the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of paragraph 4(c) above. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. Each payment pursuant to this paragraph 7(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.

          b. The balance in a participant's Account in Share Units shall be paid in the number of actual shares of the common stock of the Company equal to the number of Share Units in the participant's Account. If annual installments are elected, the number of shares of Company common stock in the first payment shall be a fraction of the number of Share Units in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The number of shares of Company

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common stock in each subsequent payment shall be a fraction of the Share Units in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

          c. In the event of a participant's death or termination of service due to conflict of interest, illness or disability, the balance in the participant's Account (in the case of the Cash Fund including Interest Equivalents in relation to the elapsed portion of the year of death or termination of service) shall be determined as of the date of death or termination of service due to conflict of interest, illness or disability and such balance shall be paid in a single payment in cash in the case of the Cash Fund or in shares of Company common stock in the case of Share Units to the participant or the participant's estate, as the case may be, as soon as reasonably possible thereafter.

     8. ONE-TIME ELECTION. Participants who were participants in the Prior Plan may choose to transfer the amounts in the Cash Fund to Share Units prior to November 1, 1997. Such election is irrevocable. The number of Share Units will be determined as of November 1, 1997 in accordance with the method described in
Section 5 (ii)(a) hereof.

     9. PARTICIPANT'S RIGHTS UNSECURED. The right of a participant to receive any unpaid portion of the participant's Account, whether the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.

     10. NONASSIGNABILITY. The right of a participant to receive any unpaid portion of the participant's Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

     11. ADMINISTRATION. This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

     12. AMENDMENT AND TERMINATION. This Plan may be amended, modified or terminated at any time by the Board of Directors of the Company, provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts theretofore accrued to the participant's Account.

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                                                    EXHIBIT A

                            ELECTION

TO THE SECRETARY OF THE COCA-COLA COMPANY (the "Company"):


     Pursuant to paragraph 4 of The Coca-Cola Company Deferred Compensation Plan for Non-Employee Directors (the "Plan"), the undersigned hereby elects to defer ______% of all future payments with respect to the annual retainer fee for service on the Board of Directors of the Company in accordance with the terms of the Plan. Of such amount ______% shall be deferred to the Cash Fund and ______% shall be deferred to Share Units.

     The compensation deferred is to be paid to me in the following manner (check and complete one):

     __ single lump-sum payment in cash or Company common stock, as the case may be, to be paid on the later of January 15 of the year following the year in which my service terminates or six months from the termination of my service; or

     __ installment payments in _________ (insert number up to five) annual installments, the first annual installment to be paid on the later of January 15 of the year following the year in which my service terminates or six months from the termination of my service, and the subsequent annual installment payments to begin on January 15 of the year following the year in which my first payment was made.

     It is understood that this election must be submitted to the Secretary of the Company

      - by November 1 for continuing directors to begin deferrals for payments otherwise to be received beginning in the next calendar year or

      - prior to beginning service on the Board for new directors.

     The undersigned hereby acknowledges that this election is subject to the terms of the Plan.


                              __________________________________
                              (Signature of Director)

Date:___________, 19___       ___________________________________
                              (Printed or typed name of Director)


     Received on the ________ day of ______________, 19___ on
behalf of The Coca-Cola Company.


                              ___________________________________
                              Secretary